Exhibit 2.1
KOREA MOBILE TELECOMMUNICATIONS CORP.
AND
CITIBANK, N.A.,
As Depositary
AND
HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of May 31, 1996

i

EXHIBIT A
FORM OF FACE OF RECEIPT

Introductory Paragraph		A-l
(1)	The Deposit Agreement	A-l
(2)	Surrender of Receipts and Withdrawal of Deposited Securities	A-2
(3)	Transfers, Split-ups and Combinations	A-3
(4)	Liability of Holder for Taxes and Other Charges	A-4
(5)	Warranties by Depositor	A-4
(6)	Additional Warranties	?
(7)	Charges of Depositary	A-4
(8)	Title to Receipts	A-5
(9)	Validity of Receipt	A-5
(10)	Disclosure of Beneficial Ownership and Ownership Restrictions	A-5
(11)	Available Information	A-6
Signature of Depositary		A-6
Address of Principal Office		A-6

FORM OF REVERSE OF RECEIPT — Summary of Certain
Additional Provisions of the Deposit Agreement

(12)	Dividends and Distributions; Rights	A-7
(13)	Record Dates	A- 10
(14)	Voting of Deposited Securities	A-10
(15)	Changes Affecting Deposited Securities	A- 11
(16)	Reports; Inspection of Transfer Books	A- 11
(17)	Withholding	A-12
(18)	Liability of the Company and Depositary	A-12
(19)	Certain Rights of the Depositary; Limitations	A-12
(20)	Resignation and Removal of Depositary; Substitution of Custodian	A-14
(21)	Amendment of Deposit Agreement and Receipts	A-14
(22)	Termination of Deposit Agreement	A-14
(23)	Governing Law	A-15
(24)	Power of Attorney	A-15
EXHIBIT B

Charges of the Depositary	B-l

DEPOSIT AGREEMENT
          DEPOSIT AGREEMENT dated as of May 31, 1996 (the “Deposit Agreement”) among KOREA MOBILE TELECOMMUNICATIONS CORP., a corporation organized under the laws of the Republic of Korea (the “Company”), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the “Depositary”), and all Holders and Beneficial Owners (each as hereinafter defined) from time to time of the American Depositary Receipts issued hereunder.
W I T N E S S E T H:
          WHEREAS, the Company desires to provide for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares;
          NOW, THEREFORE, in consideration of the premises the parties agree as follows:
ARTICLE I
DEFINITIONS
          The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:
          SECTION 1.01. American Depositary Shares; ADSs. The terms “American Depositary Shares” and “ADSs” shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent one-ninetieth of a Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.10 with respect to which additional ADSs are not created, and thereafter American Depositary Shares shall represent the Shares or other Deposited Securities specified in such Sections.
          SECTION 1.02. Beneficial Owner. The term “Beneficial Owner” shall mean any person owning any beneficial interest in a Receipt issued hereunder but who is not the Holder of such Receipt.
          SECTION 1.03. Commission. The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United Slates.
          SECTION 1.04. Company. The term “Company” shall mean Korea Mobile Telecommunications Corp., a corporation organized and existing under the laws of Korea,

having its principal office at 267, 5-ka, Namdaemun-ro, Jung-ku, Seoul, Korea, and its successors.
          SECTION 1.05. CSD. The term “CSD” shall mean any institution authorized under the applicable law to effect book-entry transfers of securities of Korean corporations, which may include Korea Securities Depository.
          SECTION 1.06. Custodian. The term “Custodian” shall mean, as of the date hereof. Korea Securities Depository, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.07, as substitute custodian or as additional custodian hereunder, as the context shall require, and the term “Custodian’ shall mean all of them, collectively.
          SECTION 1.07. Deliver; Deposit; Surrender; Transfer; Withdraw. The terms “deliver”, “deposit”, “surrender”, “transfer” or “withdraw”, or their respective noun form, (including to or by the Custodian) when used with respect to Shares shall refer, where the context requires, to (i) a book-entry or entries or an electronic transfer or transfers in or to an account or accounts maintained by a CSD or (ii) the physical transfer of certificates representing Shares.
          SECTION 1.08. Deposit Agreement. The term “Deposit Agreement” shall mean this instrument as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.
          SECTION 1.09. Depositary. The term “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary hereunder.
          SECTION 1.10. Deposited Securities. The term “Deposited Securities” as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.07.
          SECTION 1.11. Dollars. The term “dollars” shall mean United States dollars.
          SECTION 1.12. Holder. The term “Holder” shall mean the person, from time to time, in whose name a Receipt is registered on the books of the Registrar maintained for such purpose.
          SECTION 1.13. Korea. The term “Korea” shall mean The Republic of Korea.
          SECTION 1.14. Non-Voting Stock. The term “Non-Voting Stock” shall mean any shares of the non-voting capital stock, par value 5,000 Won per share, of the Company and shall include evidence of rights to receive such shares; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon

2

the occurrence of an event described in Section 4.10. an exchange or conversion in respect of the Non-Voting Stock of the Company, the term “Non-Voting Stock” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.
          SECTION 1.15. NYSE. The term “NYSE” shall mean the New York Stock Exchange, Inc.
          SECTION 1.16. Principal London Office. The term “Principal London Office,” when used with respect to the Depositary, shall mean the principal office of the Depositary in London, England, which, at the date of this Deposit Agreement, is located at P.O. Box 199. Cottons Centre. Hays Lane, London SE1 2QT, England.
          SECTION 1.17. Principal New York Office. The term “Principal New York Office,” when used with respect to the Depositary, shall mean the principal office of the Depositary in The City of New York at which at any particular time its corporate trust business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, 5th Floor, New York, New York 10043.
          SECTION 1.18. Receipts; ADRs. The term “Receipts” or “ADRs” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt or ADR may evidence any number of American Depositary Shares.
          SECTION 1.19. Registrar. The term “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan. The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.
          SECTION 1.20. Securities Act of 1933. The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.
          SECTION 1.21. Securities Exchange Act of 1934. The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.
          SECTION 1.22. Shares. The term “Shares” shall mean any shares of the common stock, par value 5,000 Won per share, of the Company and shall include evidence of rights to receive such shares; provided, however, that, if there shall occur any change in per value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.10. an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

3

          SECTION 1.23. United States. The term “United States” shall have the meaning assigned to it under Regulation S under the Securities Act of 1933.
          SECTION 1.24 Won. The term “Won” shall mean Korean Won.
ARTICLE II
BOOK-ENTRY SYSTEM, FORM OF RECEIPTS,
DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS
          SECTION 2.01. Form and Transferability of Receipts. Subject to the requirements of the NYSE or any applicable rule or regulation of any other securities exchange or market upon which the ADSs may be listed or traded, the Receipts shall be engraved, printed or lithographed on steel-engraved borders or in such other form as may be agreed upon by the Company and the Depositary, and shall be substantially in the form set forth as Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.
          Receipts shall be executed and dated by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if the Receipts are countersigned by the manual signature of a duly authorized signatory of the Depositary or Registrar and dated by such signatory. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or by the manual signature of a duly authorized officer of the Registrar, and such execution of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Registrar shall maintain books in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized officer of the Depositary, who was at any time a proper officer of the Depositary, shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such Receipts.
          The ADRs shall bear a CUSIP number or numbers different from the CUSIP number or numbers that may be assigned to any depositary shares subsequently issued pursuant to any other arrangement with the Depositary which are not ADSs issued hereunder.
          Subject to any limitations set forth in a Receipt or in this Deposit Agreement, when such Receipt is properly endorsed or accompanied by proper instruments of transfer, title to such Receipt (and to each ADS evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a ADR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit

4

Agreement, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Holder thereof.
          SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement and any applicable laws and regulations of Korea, the Depositary shall cause the Custodian to accept Shares for deposit from or on behalf of any person (in the case of the Company or any of its affiliates, subject to Section 6.09 hereof) when such deposit is made by (i) physical delivery of Shares to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, (ii) electronic transfer, of Shares to the account of the Custodian maintained for that purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any such case accompanied by delivery to the Depositary or the Custodian, as the case may be, of a written order from or on behalf of such person directing the Depositary to execute and deliver a Receipt or Receipts for the number of ADSs representing the Shares so deposited and any payments required under this Deposit Agreement. As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish (1) evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental agency or agencies in Korea, if any, including those which are then performing the function of the regulation of currency exchange and (2) an agreement or assignment, or other instrument satisfactory to the Depositary, which provides for the prompt transfer to the Depositary of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or, in lieu thereof, such agreement of indemnity as shall be satisfactory to the Depositary. Notwithstanding the foregoing, no outstanding Shares shall be accepted for deposit hereunder unless (i) the Securities and Exchange Commission of Korea shall have approved, and the Company shall have consented to, such deposit or (ii) the Company shall have notified the Depositary that the approval or consent required under clause (i) above is no longer required under Korean laws and regulations.
          Each of the Depositary and the Custodian shall refuse to accept Shares for deposit whenever it has been notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.05, that such deposit would result in any violation of applicable laws, or that such deposit would cause the total number of Shares deposited to exceed a level from time to time determined by the Company. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.
          At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been transferred electronically or through book-entry or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

5

          Upon each delivery to a Custodian of Shares (or other Deposited Securities pursuant to Section 4.03, 4.04, 4.05, 4.06 or 4.10) to be deposited hereunder together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, transfer and record the Shares being deposited in the name of the Depositary or, subject to applicable law, its nominee on the shareholders’ register or the books of the CSD, if applicable. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine, subject to the applicable laws of Korea.
          SECTION 2.03. Execution and Delivery of Receipts. Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder and a proper acknowledgment or other evidence (i) from the Company (or the appointed agent of the Company for transfer and registration of Shares), satisfactory to the Depositary that any Deposited Securities are properly recorded upon the shareholders’ register of the Company (or such agent) maintained for that purpose in the name of the Depositary or (ii) where such deposit is made by entry in the books of a CSD, from such CSD that any Deposited Securities have been recorded upon the books of such CSD in the name of the Depositary, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and recordation and the person or persons to whom or upon whose written order a Receipt or Receipts arc deliverable in respect thereof and the class and number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission.
          Upon receiving such notice from such Custodian, the Depositary or its agent, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal London Office or its Principal New York Office to or upon the order of the person or persons named in the notice delivered to the Depositary a Receipt or Receipts registered in the name or names requested in such notice and evidencing in the aggregate the number and class of American Depositary Shares to which such person is entitled, but only upon payment to the Depositary of the fee of the Depositary and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares.
          SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. The Registrar, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall, without unreasonable delay, register transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law; provided however that the Registrar shall refuse to register any transfer of a ADR if such registration would cause the total number of Shares represented by ADSs evidenced by ADRs held by any Holder to exceed the number of shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.05 and notified in writing, from time to time, to the Registrar. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

6

          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of American Depositary Shares requested, evidencing the same class and aggregate number of ADSs as the Receipt or Receipts surrendered. In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.
          SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal London Office or Principal New York Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender and cancellation of Receipts (as set forth on Exhibit B hereto) and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of this Deposit Agreement, the ownership restrictions referred to in Section 3.05 and applicable laws and regulations of Korea, the Holder of such Receipt shall be entitled to physical delivery, to him or upon his order, or to electronic delivery or book-entry transfer to an account in Korea or, if permissible under applicable Korean law, outside the United States designated by such Holder, of the Deposited Securities at the time represented by the ADSs evidenced by such Receipt or constituting such beneficial interest, as the case may be; provided, however, that such withdrawals are not permitted until 15 days after the issuance of the ADSs issued under this Deposit Agreement in the case of ADSs issued in respect of newly issued Shares. Physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent in Korea of such Holder or, if permissible under applicable Korean law, to such Holder or as ordered by him. Physical or electronic delivery or book-entry transfer of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. The Depositary shall confirm the surrender of a Receipt or the receipt of instructions regarding withdrawal of Deposited Securities to the person surrendering a Receipt or so giving written instructions.
          A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations. Upon the receipt of complete written instructions, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the ADSs evidenced by such Receipt or constituting such beneficial interest, except that the Depositary may make delivery to such person or persons at the Principal New York Office or Principal London Office of the Depositary of any such Deposited Securities which are in the form of cash.
          At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, and

7

provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall, if permitted by applicable Korean law, direct the Custodian to forward a certificate or certificates and other proper documents of title, if any, for, the Deposited Securities represented by such ADSs for delivery at the Principal New York Office or Principal London Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary shall not accept for surrender a Receipt evidencing fewer than ninety American Depositary Shares. In the case of surrender of a Receipt evidencing a number of American Depositary Shares not evenly divisible by ninety, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing ADSs representing any remaining fractional Share.
          SECTION 2.06. Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of a Receipt or the depositor of Shares, payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, and may, but is not obligated to, require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.
          The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended during any period when the transfer books of the Depositary, the shareholders’ register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time. The surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) payment of fees, taxes and similar charges, or (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the Securities Act of 1933 prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.

8

          SECTION 2.07. Lost Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor and registered in the same name, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the filing by the Holder thereof with the Depositary of (a) a request for such exchange, Execution and delivery before the Depositary has notice that the Receipt has been acquired by bona fide purchaser and (b) a sufficient indemnity bond, and upon satisfying any other reasonable requirements imposed by the Depositary.
          SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts physically surrendered to the Depositary shall be cancelled by the Depositary. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy Receipts so cancelled.
          SECTION 2.09. Maintenance of Records. The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, of Substitute Receipts delivered under Section 2.07 and of Receipts cancelled or destroyed under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.
ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS
          SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person Depositing Shares, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of applicable Korean or Other taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the shareholders’ register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or to enable the Depositary or the Company to perform its obligations hereunder. The Depositary may withhold the execution or delivery or registration of transfer of all or part of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall provide the Company, unless otherwise instructed by the Company, in a timely manner, with copies of any such proofs and certificates and such written representations and warranties provided as aforesaid.
          SECTION 3.02. Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any Korean or other tax or governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the ADSs evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary and any Beneficial Owner of such Receipt shall be liable to the Holder therefor. The

9

Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Receipt or to execute and deliver any new Receipt or Receipts or to permit any deposit or any withdrawal of Deposited Securities represented by the ADSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the ADSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners of such Receipt remaining liable for any deficiency.
          SECTION 3.03. Representations and Warranties on Deposit, Transfer and Surrender and Withdrawal of Shares or Receipts. Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued, outstanding, fully paid and nonassessable, (ii) any preemptive or similar rights with respect thereto have been exercised or validly waived, (iii) the person making such deposit is duly authorized so to do and (iv) such Shares are not, and the ADSs issuable upon such deposit will not be, “restricted securities” as defined in Rule 144(a)(3) under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts or adjustments in the Depositary’s records in respect thereof.
          SECTION 3.04. Disclosure of Beneficial Ownership. The Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder at the time of such request. The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the ADSs evidenced by a ADR, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.
          SECTION 3.05. Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer would result in the total number of Shares represented by the ADSs beneficially owned by a single holder to exceed four (4) percent of the aggregate number of Shares of the Company then issued and outstanding or any other limits under applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner, who holds ADSs in excess of the limitation set forth in the preceding sentence, including but not limited to a

10

mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner, in excess of such limitations, if and to the extent such disposition is permitted by applicable law. Nothing herein shall be interpreted as obligating the Depositary to ensure compliance with the ownership restrictions described in this Section 3.05.
ARTICLE IV
RIGHTS RELATING TO THE DEPOSITED SECURITIES;
CERTAIN OBLIGATIONS OF THE DEPOSITARY
          SECTION 4.01. Power of Attorney. Each Holder, upon acceptance of a Receipt issued in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.
          SECTION 4.02. Cash Distributions; Withholding of Taxes and other Governmental Charges. Whenever the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall cause the Custodian, subject to applicable Korean laws and regulations and the provisions of Section 4.07, to convert as promptly as practicable such dividend or distribution into dollars and remit the amount thus received to the Depositary which shall promptly distribute such amount to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that to the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.
          SECTION 4.03. Distributions Other Than Cash, Shares, Non-Voting Stock or Rights. Whenever the Custodian shall receive any distribution other than cash, Shares, Non-Voting Stock or rights upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders entitled thereto, as of a

11

record date fixed pursuant to Section 4.08 hereof, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of American Depositary Stares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem, after consultation with the Company, equitable and practicable for accomplishing such distribution subject to any applicable laws or regulations of Korea; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any pan thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary shall have adopted.
          SECTION 4.04. Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, cause such Shares to be deposited pursuant to this Deposit Agreement and either (i) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate the number of ADSs representing the number of Shares so received, in either case, after deduction or upon payment of the fees and expenses of the Depositary. If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars. To the extent that new ADSs representing such Shares are not created and such Shares are not sold or otherwise distributed in accordance with this Section, each ADS shall thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby.

12

          SECTION 4.05. Distribution of Non-Voting Stock. If any distribution upon any Deposited Securities consists of a dividend in Non-Voting Stock, the Depositary shall cause such Non-Voting Stock to be deposited under a Non-Voting Stock Deposit Agreement (the “Non-Voting Stock Deposit Agreement”) which may be entered into among the Company, the Depositary and all holders and beneficial owners from time to time of global depositary receipts issued thereunder and shall cause the depositary shares issuable in respect of such deposit to be distributed to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Non-Voting Stock must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Non-Voting Stock thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing receipts for fractional depositary shares representing such Non-Voting Stock in any such case, the Depositary shall sell the number of shares of such Non-Voting Stock represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02. The Company will not be obliged to list depositary shares representing Non-Voting Stock on any exchange.
          SECTION 4.06. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and distributing the net proceeds in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and distribute the net proceeds to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary shall, if requested in writing by the Company, take action as follows:
     (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or
     (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other

13

instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments at public or private sales, at such place or places and upon such terms as it may deem proper, and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.
          Subject to the foregoing, in the event that the Company issues any rights with respect to Non-Voting Stock, the securities issuable upon any exercise, whether by subscription or otherwise, of such rights by Holders or Beneficial Owners shall be depositary shares representing such Non-Voting Stock issued pursuant to the terms and provisions of the Non-Voting Stock Deposit Agreement.
          Notwithstanding anything to the contrary in this Section 4.06, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate, or any filing, report, approval or consent of any third party is required in order for the Company to offer such rights to Holders or Beneficial Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders are exempt from or not subject to the registration provisions of the Securities Act of 1933 or such filing, report, approval or consent has been submitted, obtained or granted, as the case may be. Neither the Depositary nor the Company shall have any obligation to register such rights or such securities under the Securities Act of 1933 or to submit, obtain or request, as the case may be, of such filing, report approval or consent.
          SECTION 4.07. Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency other than dollars (in this Section 4.07, hereinafter referred to as foreign currency), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, in the judgment of the Depositary and pursuant to applicable law, be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.
          If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary

14

shall file such application for approval or license, if any, as it may deem desirable, in good faith.
          If at any time the Depositary shall determine that in its judgment any foreign Currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the good faith opinion of the Depositary, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute, pursuant to applicable law, the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.
          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.
          SECTION 4.08. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares. Subject to the provisions of Section 4.02 through 4.07 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of ADSs held by them respectively.
          SECTION 4.09. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Shares or other Deposited Securities, such notice to be provided by the Company to the Depositary immediately upon finalization by the Company of the form and substance of such notice, and in no event less than fourteen calendar days prior to the date of such meeting (in accordance with Section 5.08 hereof), the Depositary shall, if requested in writing by the Company and as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.08. The Company shall provide to the Depositary sufficient copies, as the

15

Depositary may reasonably request, of notices of the Company’s shareholders’ meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (b) a brief statement as to the manner in which such instructions may be given.
     Upon the written request of a Holder of ADSs evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities of such Series represented by ADSs except pursuant to and in accordance with such written instructions from Holders.
     Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days prior to the date of such meeting, the Depositary shall deliver to the Company copies of all instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting. A Holder of ADRs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent the total number of Shares represented by ADSs beneficially owned by such Holder or Beneficial Owner exceeds four (4) percent of the total number of Shares outstanding, or any other limit under applicable law with respect to which the Company may, from time to tune, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence. Voting rights, if any, may be exercised only in respect of ninety ADSs, or multiples thereof.
     The Company acknowledges and agrees that the provisions of Section 5.10 herein shall apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to this Section 4.09.
     SECTION 4.10. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other rectification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in

16

exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the ADSs shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the new Deposited Securities so received, unless additional or new ADSs are created pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval and pursuant to applicable law, and shall, at the Company’s request and pursuant to applicable law, and subject to Section 5.09 herein, create new or additional ADSs representing such new Deposited Securities and execute and deliver additional Receipts evidencing as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
     Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company’s expense, to all Holders.
     SECTION 4.11. Transmittal by the Depositary of Company Notices. Reports and Communications. The Depositary shall make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08.
     SECTION 4.12. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares, Non-Voting Stock or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, Non-Voting Stock and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.
     The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to obtain benefits under applicable tax treaties for the Holders.

17

     Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, neither the Company nor the Depositary shall have any obligation to any Holder to apply a rate under any treaty or other arrangement between Korea and the country within which such Holder is resident unless such Holder has timely provided to the Company evidence of the residency of such Holder that is accepted by the relevant tax authorities of Korea. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to penalties or interest arising out of any reduced rate of withholding, at source, or other tax benefit obtained for such Holder pursuant to this Section.
     SECTION 4.13. Available Information. The Company files periodic reports with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934.
ARTICLE V
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY
     SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.
     The Depositary shall keep books at its Principal New York Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.
     Upon notice to the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
     If any Receipts or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or system or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon notice to the Company.

18

     SECTION 5.02. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all persons in whose names Receipts are registered on the books of the Depositary. Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Deposit Agreement shall be made available to the Company upon reasonable request.
     SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners, except that it agrees to act in good faith and without negligence in the performance of its obligations set forth in this Deposit Agreement.
     The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to act in good faith and without negligence in the performance of its duties set forth in this Deposit Agreement.
     The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company.
     Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.
     Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     SECTION 5.04. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner if, by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the

19

Company incur any liability to any Holder or Beneficial Owner or by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03, 4.04 or 4.05 of this Deposit Agreement or a distribution and offering pursuant to Section 4.06 or 4.10 of this Deposit Agreement, or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may not make such distribution or offering, and may allow any rights, if applicable, to lapse.
     SECTION 5.05. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by 60 days’ prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
     The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder. Any such successor depositary shall at its own cost promptly mail notice of its appointment to all Holders.
     Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.
     SECTION 5.06. Charges of Depositary. The expenses, fees or charges of the Depositary and the Registrar, if any, shall be paid by the Company only as provided herein Persons depositing Shares or the Holders, as applicable, agree to pay (1) the fees of the Depositary for the delivery of ADSs pursuant to Section 2.03, the surrender of Receipts for the purpose of withdrawal of Deposited Securities pursuant to Section 2.05 and the distribution of dividends and sale or exercise of rights or other corporate action involving distribution to holders

20

of Shares, each as provided in Exhibit B hereto, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the shareholders’ register of the Company and accordingly applicable to transfers of Shares to or from the name of the Depositary on the making of deposits pursuant to Section 2.02 or the withdrawal of Deposited Securities pursuant to Section 2.05, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders and (5) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.07.
     Any other charges and expenses of the Depositary hereunder and the Registrar (other than the charges and expenses of the Custodian or any other agent of the Depositary) will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the Company as to the amount and nature of such charges and expenses. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian or any other agent of the Depositary are for the sole account of the Depositary.
     The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.06 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05.
     SECTION 5.07. The Custodian. The Depositary, after consultation with the Company, shall from time to time appoint one or more agents to act for it as Custodian hereunder. The Depositary has initially appointed Korea Securities Depository as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. If the Depositary receives a notice of the resignation of the Custodian and upon effectiveness of such resignation there would be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder. Such resignation of the Custodian shall take effect upon the appointment of a successor custodian and its acceptance of such appointment. The Depositary, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder. Immediately upon any change of Custodian or appointment of additional Custodians, the Depositary shall at its own expense give notice thereof in writing to all Holders.
     Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such

21

Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.
     SECTION 5.08. Notices and Reports. On or before the first dale on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian and the Depositary a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities; provided, however, with respect to any meeting in which the holders of Shares or other Deposited Securities are entitled to exercise voting right, the Company agrees to transmit to the Depositary a copy of the notice thereof immediately upon finalization by the Company of the form and substance of such notice, and in no event less than fourteen days prior to the date of such meeting.
     The Company shall furnish to the Depositary (i) annual reports in English (to the extent required by applicable regulations of the Commission), which will include a review of operations, and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles of Korea (“Korean GAAP”), with a reconciliation of net income and shareholders’ equity to generally accepted accounting principles in the United States, if prepared pursuant to the Securities Exchange Act of 1934, within 180 days after the end of the fiscal year, (ii) an English translation of its unaudited non-consolidated financial statements prepared in conformity with Korean GAAP for the first six months of the fiscal year (to the extent required by applicable regulations of the Commission) within 90 days after the end of first six months of the fiscal year, (iii) English versions of all other reports (other than the Company’s annual report to shareholders and semiannual or any other periodic interim report to shareholders) and communications (to the extent required by applicable regulations of the Commission) that are made generally available to holders of Shares of the Company and (iv) such quantities as the Depositary may reasonably request of the notices and summaries referred to in preceding clauses (i), (ii) and (iii).
     The Depositary shall arrange at the Company’s expense for prompt mailing to all Holders of copies of all such notices, summaries, reports and communications that are furnished to it by the Company for distribution to Holders, The Depositary may, but shall not be required to, at the Company’s expense, obtain English translations or adequate English summaries of any notices, reports or communications which are not famished to the Depositary in English text.
     The Depositary shall also furnish to the Company and the Commission semi annually, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act of 1933 relating to the Receipts, the following information in tabular form:
     (1) The number of ADSs evidenced by Receipts issued during the period covered by the report;

22

     (2) The number of ADSs evidenced by Receipts retired during the period covered by the report;
     (3) The total amount of ADSs evidenced by Receipts remaining outstanding at the end of the six-month period; and
     (4) The total number of Holders at the end of the six-month period.

The Depositary shall also furnish to the Commission and the Company the name of each dealer known to the Depositary depositing Shares against issuance of Receipts during the period covered by the report. The Company shall furnish the Depositary with the names of each such dealer known to the Company, and the Depositary shall include such names in its report to the Commission.
     The Depositary will make available for inspection by Holders at its Principal New York Office and its Principal London Office and at the office of each Custodian copies of the Deposit Agreement and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Shares, and (b) made generally available to the holders of Shares by the Company.
     Additionally, the Company agrees that if, and so long as, the ADSs are listed on the NYSE and/or the Official List of The London Stock Exchange Limited (the “London Stock Exchange”) and if, and so long as, required by the rules or regulations of the NYSE and/or the London Stock Exchange, the Company will publish all notices to holders of Shares in such manner as required by the NYSE and/or the London Stock Exchange.
     SECTION 5.09. Issuance of Additional Shares, Etc. In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to Deposited Securities or any future issuance to Holders for cash of such additional securities, the Depositary shall not distribute any such additional securities to the Holders unless the Depositary shall have received, if it shall so require after consultation with the Company, a written opinion from counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, at the cost of the Company, stating whether or not the circumstances of such issuance are such as to make it necessary for a Registration Statement under the Securities Act of 1933 to be in effect prior to malting such dividend or distribution available to the Holders entitled thereto and, if in the opinion of such counsel a Registration Statement is required, stating that there is a Registration Statement in effect which will cover such issuance.
     In the event of any issuance by the Company of (a) additional Shares, (b) rights, preferences or privileges to subscribe for Shares, (c) securities convertible into or exchangeable for Shares, or (d) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution, or issuance for cash to Holders, in each such case as set forth above), such issuance shall be effected by the Company in a manner so as not to violate the Securities Act of 1933. If the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933,

23

the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or direct the Depositary or the Custodian to lake specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such Act. The Company shall have no obligation to register any such issuance under the Securities Act of 1933.
     The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless such transaction is registered under the Securities Act of 1933 or is not required to be registered under the Securities Act of 1933 as confirmed by an opinion of United States counsel.
     SECTION 5.10. Indemnification. The Company agrees to indemnify the Depositary and each Custodian and their respective officers, directors and employees against, and hold each of them harmless from, any liability or expense which may arise in connection with the offer, issuance, sale, resale, withdrawal or transfer of ADSs or Shares or which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any document relating to the ADSs.
     The Depositary agrees to indemnify the Company and its officers, directors arid employees and hold each of them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary. With respect to any liability or expense of the Company, its officers, directors or employees arising out of acts negligently performed or omitted to be performed by the Custodian, the Depositary agrees to assign to the Company, to the extent of such liability or expense, such chose in action in respect of such negligent performance or non-performance as the Depositary may have against the Custodian pursuant to the terms of the Custodian Agreement.
     Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

24

     The obligations set forth in this Section 5.10 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.
     SECTION 5.11. Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Section 5.11 and Section 3.05 and applicable Korean law, the Depositary, its affiliates and their agents may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary may cause the issuance of ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the bolder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of ADSs prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.05, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction being referred to as a “Pre-Release”); further provided, however, that the Depositary shall not issue ADSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of ADSs or pursuant to Sections 4.04 or 4.06, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the “Applicant”) to whom ADSs or Shares are delivered that, at the time the Depositary causes the issuance of such ADSs or delivers such Shares, the Applicant or its customer owns the Shares or ADSs to be delivered to the Depositary, or (y) such evidence of ownership of Shares or ADSs as the Depositary deems appropriate, (b) subject to a written agreement by the Applicant that it will hold such Shares or ADSs in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Shares or ADSs and deliver such Shares upon the Depositary’s request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADSs issued under (i) above and outstanding at any time generally will not exceed thirty percent (30%) of the ADSs then outstanding with respect to which Shares are on deposit with the Depositary; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary reasonably deems appropriate. The Depositary will also set limits with respect to the number of ADSs and Shares involved in transactions to be effected pursuant to this Section 5.11 with any one person on a case-by-case basis as it deems appropriate.
     Collateral provided by an Applicant for ADSs or Shares, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

25

     The Depositary understands and agrees that Pre-Release transactions may be engaged only in a manner that would not, under the applicable law existing on the date of such Pre-Release, cause any U.S. federal income tax consequences to holders of ADRs to differ from those that would have occurred had there been no Pre-Release. The Depositary agrees to execute and deliver ADRs and deliver Shares in Pre-Release transactions only pursuant to Pre- Release agreements that contain provisions whereby the Applicant to whom the Pre-Release is made agrees in a manner enforceable against the Applicant directly by the Company (i) that at the time of Pre-Release, the Applicant shall either be or represent the beneficial owner of the number of Shares or ADRs, as the case may be, that are the subject of the Pre-Release, (ii) to indicate the Depositary as owner of the Shares or ADRs, as applicable, on its records, to hold such Shares or ADRs in trust for the Depositary until such Shares or ADRs are delivered to the Depositary or the Custodian and to deliver to the Depositary or the Custodian the Shares or ADRs that are the subject of the Pre-Release, (iii) to indemnify the Depositary, its Custodian and the Company for all damages, costs and expenses arising out of any Pre-Release requested by the applicant, and (iv) to submit to the jurisdiction of New York courts. The Depositary agrees to cease engaging in Pre-Release transactions on request of the Company to do so.
     The Depositary shall indemnify and hold harmless the Company and its officers, directors and employees (in addition to the Depositary’s obligations under Section 5.10 herein) from and against any loss, liability, tax or expense (including reasonable fees and expenses of counsel incurred in defending the Company or other indemnified party against any of the foregoing) incurred as a result of a breach by the Depositary of its undertakings in this Section 5.11. The Company will have no liability to the Depositary or any Holder or Beneficial Owner for any loss, liability, tax or expense that may arise as a result of any Pre-Release described in this Section 5.11, except in the case of any Pre-Release requested in writing by the Company or due to the bad faith, negligence or willful misconduct of the Company.
ARTICLE VI
AMENDMENT AND TERMINATION
     SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
     SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company, upon 90 days’ prior written notice from the Company, terminate this Deposit

26

Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.06 and 5.10 hereof.
ARTICLE VII
MISCELLANEOUS
     SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.
     SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and their permitted successors and assigns and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except as expressly provided in Section 4.13 with respect to the right to receive upon request certain information with respect to the Company.
     SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
     SECTION 7.04. Holders and Beneficial Owners as Parties; Binding Effect. The Holders and the Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance thereof or any beneficial interest therein.

27

     SECTION 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by air courier, or by cable, telex or facsimile transmission confirmed by letter personally delivered or sent by air courier, addressed to Korea Mobile Telecommunications Corp., 267, 5-ka, Namdaemun-ro, Jung-ku, Seoul, Korea; Attention: Director of Finance Department (facsimile number: (822) 3709-0699), or to any other address which the Company may specify in writing. Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by air courier, or by cable, telex or facsimile transmission confirmed by letter personally delivered or sent by air courier, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, Attention: ADR Department (telex number: ITT: 420392; RCA: 235530; facsimile number: (212) 825-5398), or to any other address which the Depositary may specify in writing.
     Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.
     Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch, and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.
     SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted under, and all rights hereunder and thereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of laws thereof. The Company and the Depositary agree that New York State or federal courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objection to legal actions or proceedings in such courts whether on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum. The Company irrevocably designates and appoints KMT International Inc, New York Representative Office, which has an office at 110 East 55th Street, New York, New York 10022, U.S.A., as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Deposit Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in The City of New York, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to

28

take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.
     SECTION 7.07. Prohibition of Assignment. The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the prior written consent of the Company.
     SECTION 7.08. Compliance with United States Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(I) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

29

     IN WITNESS WHEREOF, KOREA MOBILE TELECOMMUNICATIONS CORP. and CITIBANK, N.A. have duly executed this agreement as of the day and year first above set forth and all Holders and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or upon acquisition of any beneficial interest in such Receipts.

KOREA MOBILE TELECOMMUNICATIONS CORP.
By:	/s/ Sung Ho Song
	Name:	Sung Ho Song
	Title:	General Manager

CITIBANK, N.A.
By:	/s/ S.T. Yang
	Name:	S.T. Yang
	Title:	Vice President

EXHIBIT A
Number
     CUSIP Number

AMERICAN DEPOSITARY SHARES (EACH AMERICAN DEPOSITARY SHARE REPRESENTING ONE-NINETIETH OF A SHARE)
(FORM OF FACE OF ADR)
AMERICAN DEPOSITARY RECEIPT
FOR
AMERICAN DEPOSITARY SHARES
representing
DEPOSITED SHARES OF COMMON STOCK,
PAR VALUE 5,000 WON PER SHARE OF
KOREA MOBILE TELECOMMUNICATIONS CORP.
(Incorporated under the laws of The Republic of Korea with limited liability)
     CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), hereby certifies that                                          is the owner of that number of American Depositary Shares indicated on the records of the Depositary, representing deposited shares of the common stock, par value 5,000 Won per share, or evidence of rights to receive such shares (“Shares”), of Korea Mobile Telecommunications Corp., a corporation organized under the laws of the Republic of Korea (the “Company”). At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents one-ninetieth of a Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Korea Securities Depository. The number of Shares represented by each ADS is subject to change as provided in Article IV of the Deposit Agreement.
     (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called “ADRs” or “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement dated as of May 31, 1996 (the “Deposit Agreement”), among the Company, the Depositary and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal New York Office and Principal London Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.
     (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal London Office or Principal New York Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by this Receipt, and upon payment of the fee of the Depositary provided in paragraph (7) of this Receipt, and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the Deposit Agreement, the ownership restrictions referred to in Section 3.05 of the Deposit Agreement and applicable laws and regulations of Korea, the Holder hereof is entitled to physical delivery, to him or upon his order, or to electronic delivery or book entry transfer to an account in Korea or, if permissible under applicable Korean law, outside the United States designated by such Holder, of the Deposited Securities at the time represented by the ADSs evidenced by this Receipt or constituting such beneficial interest, as the case may be; provided, however, that such withdrawals are not permitted until 15 days after the issuance of the ADSs issued under the Deposit Agreement in the case of ADSs issued in respect of newly issued Shares. Physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent in Korea of such Holder or, if permissible under applicable Korean law, to such Holder or as ordered by him. Physical or electronic delivery or book-entry transfer of Deposited Securities will be made without unreasonable delay. The Depositary shall confirm to the person surrendering a Receipt or so giving written instructions the surrender of a Receipt or the receipt of instructions regarding withdrawal of Deposited Securities.
     A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations.
     Upon the receipt of complete written instructions, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the ADSs evidenced by such Receipt or constituting such beneficial interest, except that the Depositary may make delivery to such person or persons at the Principal New York Office or Principal London Office of the Depositary of any such Deposited Securities which are to the form of cash.
     At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary shall, if permitted by applicable Korean law, direct the Custodian to forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by such ADSs for delivery at the Principal New York Office or Principal London Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary shall not accept for surrender a Receipt evidencing fewer than ninety American Depositary Shares. In the case of surrender of a Receipt evidencing a number of American Depositary Shares not evenly divisible by ninety, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the holder surrendering such Receipt, and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing ADSs representing any remaining fractional Share.
     (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Deposit Agreement, this Receipt is transferable on the books of the Registrar by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and duly stamped as may be required by any applicable law); provided, however, that the Registrar shall refuse to register any transfer of an ADR if such registration would cause the total number of Shares represented by ADSs evidenced by ADRs held by any Holder to exceed the number of shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.05 of the Deposit Agreement and notified in writing, from time to time, to the Registrar. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same class and aggregate number of ADSs and registered in the name of the same Holder as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the presenter of a Receipt or the depositor of Shares a payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (7) of this Receipt, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.
     (4) Certain Limitations. The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable Korean or other taxes or governmental charges, legal or beneficial ownership or other information as it or the Company may deem necessary or proper. The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary, the shareholders’ register of the Company (or the appointed agent of the Company for the transfer and registration of shares) or books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time in accordance with the Deposit Agreement; provided, however, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) payment of fees, taxes and similar charges, or (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.
     (5) Liability of Holders and Beneficial Owners For Taxes and Other Charges. If any Korean or other tax or other governmental charge shall become payable with respect hereto or to any Deposited Securities represented by the ADSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and shall be payable by Beneficial Owners to the Holder. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this Receipt or to execute and deliver any new Receipt or Receipts or to permit any deposit or any withdrawal of Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.
     (6) Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Snares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable, (ii) any preemptive or similar rights with respect thereto have been exercised or validly waived, (iii) the person making such deposit is duly authorized so to do, and (iv) such Shares arc not, and the ADSs issuable upon such deposit will not be, “restricted securities” as defined in Rule 144(a)(3) under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts or adjustments in the Depositary’s records in respect thereof.
     (7) Charges of Depositary. The Depositary will not charge the party to whom ADSs are delivered against deposits. The Depositary will charge the party surrendering ADSs for delivery of Deposited Securities up to $5.00 per 100 ADSs (or fraction thereof) surrendered. The Depositary will charge the party to whom any cash distribution, or for whom the sale or exercise of rights or other corporate action involving distributions to shareholders, is made with respect to ADSs up to $0.02 per ADS held plus the expenses of the Depositary on a per-ADS basis. The Company will pay the expenses of the Depositary and any Registrar only as specified in the Deposit Agreement. The Depositary will pay any other charges and expenses of the

Depositary and the Registrar. Holders of Receipts shall pay (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts and (iv) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency into United States dollars.
     All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time, subject to the Deposit Agreement. The right of the Depositary to receive payment of fees, charges and expenses shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.05 of the Deposit Agreement.
     (8) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on registration of transfer set forth in the legend appearing above on this Receipt, title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of this Receipt as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.
     (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer; provided, however, that such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar.
     (10) Disclosure of Beneficial Ownership and Ownership Restrictions. The Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request. The Company may restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer would result in the total number of Shares represented by the ADSs beneficially owned by a single holder to exceed four (4) percent of the aggregate number of Shares of the Company then issued and outstanding or any other limits under applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner, who holds ADSs in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner, in excess of such limitations, if and to the extent such disposition is permitted by applicable law. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary to ensure compliance with the ownership restrictions described herein or in Section 3.05 of the Deposit Agreement.
          (11) Available Information. The Company files periodic reports with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934.
Dated:

CITIBANK, N.A.,

as Depositary

By:

Vice President
          The address of the Principal New York Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

(FORM OF REVERSE OF RECEIPT)
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT
          (12) Dividends and Distributions; Rights. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution on the Deposited Securities or the net proceeds from the sale of securities, property or rights, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency, can in the judgment of the Depositary and pursuant to applicable law, be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto and, subject to the provisions of the Deposit Agreement, convert or cause to be converted as promptly as practicable such foreign currency into United States dollars and will distribute promptly the amount thus received and any other dollars received by the Custodian or Depositary in respect of Deposited Securities (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, the Depositary or the Custodian in respect of taxes or other governmental charges. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance (without liability for Interest) for the account of, the Holders entitled to receive the same.
          Whenever the Custodian receives any distribution other than cash, Shares, Non-Voting Stock or rights upon any Deposited Securities, the Depositary will, after consultation with the Company cause the securities or property received by the Custodian to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution subject to any applicable laws or regulations of Korea. If in the opinion of the Depositary any distribution other than cash, Shares, Non-Voting Stock or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea as in the case of a distribution received in cash.
          If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company’s approval and pursuant to applicable law, and will, if the Company so requests, deposit such Shares under the Deposit Agreement and either (i) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution or (ii) reflect on the records of the Depositary such increase in the aggregate number of ADSs representing the number of Shares so received, in either case after deduction or upon payment of the fees and expenses of the Depositary. If the Depositary deems such distribution for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars. To the extent that new ADSs representing such Shares are not created and such Shares are not sold or otherwise distributed, each ADS will thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby. The Company will not be obliged to list depositary shares representing Non-Voting Stock on any exchange.
          If any distribution upon any Deposited Securities consists of a dividend in Non-Voting Stock, the Depositary shall cause such Non-Voting Stock to be deposited under a Non-Voting Stock Deposit Agreement (the “Non-Voting Stock Deposit Agreement”) which may be entered into among the Company, the Depositary and all holders and beneficial owners from time to time of global depositary receipts issued thereunder and, subject to the terms and conditions of the Non-Voting Stock Deposit Agreement, will cause the depositary shares issuable in respect of such deposit to be distributed to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively: provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Non-Voting Stock must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Non-Voting Stock thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing receipts for fractional depositary shares representing such Non-Voting Stock in any such case, the Depositary shall sell the number of shares of such Non-

Voting Stock represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4,02 of the Deposit Agreement.
          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and distributing the net proceeds in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and distribute the net proceeds to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested in writing by the Company, either (a) make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, if lawful and feasible, after deduction or upon payment of the fees and expenses of the Depositary, or (b) if making such rights available to certain Holders or Beneficial Owners is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, make reasonable efforts to sell such rights or warrants or other instruments at public or private sales, at such place or places and upon such terms as the Depositary may deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.
          Subject to the foregoing, in the event that the Company issues any rights with respect to Non-Voting Stock, the securities issuable upon any exercise, whether by subscription or otherwise, of such rights by Holders or Beneficial Owners shall be depositary shares representing such Non-Voting Stock issued pursuant to the terms and provisions of the Non-Voting Stock Deposit Agreement.
          Notwithstanding anything to the contrary in Section 4.06 of the Deposit Agreement, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate, or any filing, report, approval or consent of any third party is required in order for the Company to offer such rights to Holders or Beneficial Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders are exempt from or not subject to the registration provisions of the Securities Act of 1933 or such filing, report, approval or consent has been submitted, obtained or granted, as the case may be. Neither the Depositary nor the Company shall have any obligation to register such rights or such securities under the Securities Act of 1933 or to submit, obtain or request, as the case may be, of such filing, report, approval or consent.

          (13) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares. Subject to the provisions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of American Depositary Shares held by them respectively.
          (14) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Shares or other Deposited Securities, such notice to be provided by the Company to the Depositary immediately upon finalization by the Company of the form and substance of such notice, and in no event less than fourteen calendar days prior to the date of such meeting (in accordance with Section 5.08 of the Deposit Agreement), the Depositary shall, if requested in writing by the Company and as soon as practicable thereafter, fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.08 of the Deposit Agreement. The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company’s shareholders’ meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (b) a brief statement as to the manner in which such instructions may be given.
          Upon the written request of a Holder of ADSs evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities of such Series represented by ADSs except pursuant to and in accordance with such written instructions from Holders.
          Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days prior to the date of such meeting, the Depositary shall deliver to the Company copies of all instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting. A Holder of ADRs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent the total number of Shares represented by ADSs beneficially owned by such Holder or Beneficial Owner exceeds four (4) percent of the total number of Shares outstanding, or any other limit under applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence. Voting rights, if any, may be exercised only in respect of ninety ADSs, or multiples thereof.
          The Company acknowledges and agrees that the provisions of Section 5.10 of the Deposit Agreement will apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to Section 4.09 of the Deposit Agreement.
          (15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which will be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the ADSs will, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the new Deposited Securities so received, unless additional or new ADSs are created pursuant to the following sentence. In any such case the Depositary may, with the Company’s approval and pursuant to applicable law, and will, if the Company so requests and pursuant to applicable law, and subject to Section 5.09 of the Deposit Agreement, create new or additional ADSs representing such new Deposited Securities and execute and deliver additional Receipts evidencing as in the case of a stock dividend on the Shares, and may call for the surrender of. outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.10 of the Deposit Agreement in respect of the Deposited Securities, the Depositary will give notice thereof, at the Company’s expense, in writing to all Holders.
          (16) Reports: Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement. The Depositary will keep books at its Principal New York Office for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary’s knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts, Upon notice to the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.
          (17) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.
          (18) Liability of the Company and Depositary. Neither the Depositary nor the Company will incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, except that each of them agrees to act in good faith and without negligence in the performance of such duties as are specifically set forth in the Deposit Agreement. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice. request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
          (19) Certain Rights of the Depositary: Limitations. Subject to the further terms and provisions of Sections 5.11 and 3.05 of the Deposit Agreement and applicable Korean law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADSs. The Depositary, may cause the issuance of ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction being referred to as a “Pre-Release”); further provided, however, that the Depositary shall not issue ADSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of ADSs or pursuant to the Deposit Agreement, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the “Applicant”) to whom ADSs or Shares are delivered that, at the time the Depositary causes the issuance of such ADSs or delivers such Shares, the Applicant or its customer owns the Shares or ADSs to be delivered to the Depositary, or (y) such evidence of ownership of Shares or ADSs as the Depositary deems appropriate, (b) subject to a written agreement by the Applicant that it will hold such Shares or ADSs in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Shares or ADSs and deliver such Shares upon the Depositary’s request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADSs issued under (i) above and outstanding at any time generally will not exceed thirty percent (30%) of the ADSs then outstanding with respect to which Shares are on deposit with the Depositary; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary reasonably deems appropriate. The Depositary will also set limits with respect to the number of ADSs and Shares involved in transactions to be effected pursuant to Section 5.11 of the Deposit Agreement with any one person on a case-by-case basis as it deems appropriate.
          Collateral provided by an Applicant for ADSs or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.
          The Company will have no liability to the Depositary or any Holder or Beneficial Owner for any loss, liability, tax or expense that may arise as a result of any Pre-Release described in Section 5.11 of the Deposit Agreement, except in the case of any Pre-Release requested in writing by the Company or due to the bad faith, negligence or willful misconduct of the Company.
          (20) Resignation and Removal of Depositary: Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days’ prior written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, appoint a substitute or an additional custodian and the term “Custodian” shall also refer to such substitute or additional custodian.
          (21) Amendment of Deposit Agreement and Receipts. This Receipt and the Deposit Agreement may at any time and from time to time be amended by Agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold any Receipt or to own any beneficial interest herein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
          (22) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company, upon 90 days’ prior written notice from the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, will not accept deposits of Shares (and will instruct each Custodian to act accordingly) and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights and convert Deposited Securities into cash, and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.
          (23) Governing Law. The Deposit Agreement and the Receipts shall be interpreted under, and all rights hereunder and thereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of laws thereof.
          (24) Power of Attorney. Each Holder, upon acceptance of this Receipt hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its reasonable discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of assignee)	(Please print or typewrite name and address of assignee)
the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated:	Signature

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Receipt in every particular, without alteration or enlargement or any change whatever. If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.

EXHIBIT B
CHARGES OF THE DEPOSITARY

	Service	Rate	Fees Payable By
(1)	Receipt of deposits and delivery of ADSs	Up to $5.00 per 100 ADSs (or portion thereof)	Party receiving ADSs*

(2)	Delivery of Deposited Securities against surrender of ADSs	Up to $5.00 per 100 ADSs (or portion thereof)	Party surrendering ADSs

(3)	Cash distribution or other distributions; sale or exercise of rights; or other corporate action involving distributions to shareholders (including any distribution in the form of Shares, Non-Voting Capital Stock or delivery of ADSs upon exercise of rights)	Up to $0.02 per ADS held	Party to whom distribution, or for whom sale or exercise of rights, is made

*	The Depositary agrees to waive such fee as would have been payable by the Company in the case of (i) an offering of ADSs by the Company or (ii) any distribution of Shares or any rights to subscribe for additional Shares.

B-1

Execution Copy

SK TELECOM CO., LTD.
(previously known as “Korea
Mobile Telecommunications Corp.”)
AND
CITIBANK, N.A.,
as Depositary,
AND
ALL HOLDERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS
ISSUED HEREUNDER

Amendment No. 1
to
Deposit Agreement

Dated as of March 15, 1999

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT
     AMENDMENT NO. 1 TO DEPOSIT AGREEMENT dated as of March 15, 1999 (the “Amendment”), by and among SK Telecom Co., Ltd., a corporation organized and existing under the laws of the Republic of Korea and previously known as “Korea Mobile Telecommunications Corp.” (the “Company”), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued hereunder.
WITNESSETH THAT:
          WHEREAS, the Company and the Depositary entered into that certain Deposit Agreement, dated as of May 31, 1996 (the “Deposit Agreement”), for the creation of American Depositary Shares representing the Shares (as defined in the Deposited Agreement) deposited from time to time and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares; and
          WHEREAS, the Company has changed its name from “Korea Mobile Telecommunications Corp.” to “SK Telecom Co., Ltd.” and desires to amend the Deposit Agreement to reflect such change; and
          WHEREAS, the Korean securities regulations have been modified to eliminate the requirement to obtain the approval of the Securities and Exchange Commission of Korea prior to accepting Shares for deposit; and
          WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of Receipt annexed thereto as Exhibit A for the purposes set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meanings given to such terms in the Deposit Agreement.
     SECTION 1.02. Effective Date. The term “Effective Date” shall mean the date set forth above and as of which this Amendment shall become effective.
ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT
     SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the terms “Deposit Agreement” shall, as of the Effective Date, refer to the Deposit Agreement, dated as of May 31, 1996, as amended by this Amendment and as further amended from time to time.
     SECTION 2.02. Change of Name. All references made in the Deposit Agreement to “Korea Mobile Telecommunications Corp.” shall, as of the Effective Date, refer to “SK Telecom Co., Ltd.”
     SECTION 2.03. Change of Laws and Regulations. The last sentence of the first paragraph of Section 2.02 of the Deposit Agreement is hereby amended, as of the Effective Date,

2

by deleting such sentence in its entirety and inserting the following sentence in its stead:
“Notwithstanding the foregoing, no outstanding Shares shall be accepted for deposit hereunder unless (i) the Company shall have consented to such deposit, or (ii) the Company shall have notified the Depositary that the consent required under clause (i) above is no longer required under Korean laws and regulations.”
ARTICLE III
AMENDMENTS TO THE FORM OF RECEIPT
     SECTION 3.01. Receipt Amendment. The first sentence of paragraph (1) of the form of Receipt attached as Exhibit A to the Deposit Agreement and of each of the Receipts issued and outstanding as of the Effective Date is hereby amended, as of the Effective Date, by deleting such sentence in its entirety and inserting the following in its stead;
“This American Depositary Receipt is one of an issue (herein called “ADRs” or “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 31, 1996, as amended from time to time (as so amended, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all the terms and provisions thereof.”
     SECTION 3.02. Change of Name. All references to “Korea Mobile Telecommunications Corp.” made in the form of Receipt attached as Exhibit A to the Deposit Agreement and in each of the Receipts issued and outstanding under the Deposit Agreement shall, as of the Effective Date, refer to “SK Telecom Co., Ltd.”

3

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:
     (a) This Amendment and the Deposit Agreement at the time of execution and delivery by the Company, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or creditors’ rights and to general equity principles; and
     (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or of the Deposit Agreement as amended hereby in Korea, neither of such agreements needs to be filed or recorded with any court or other authority in Korea, nor does any stamp or similar tax needs be paid in Korea on or in respect of such agreements; and
     (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.
ARTICLE V
MISCELLANEOUS
     SECTION 5.01. New Receipts. From and after the Effective Date, the Depositary [ILLEGIBLE] arrange to have new Receipts printed or the existing Receipts amended that reflect the changes to the form of Receipt effected by this Amendment. All Receipts issued hereunder after the Effective Date, once such new Receipts are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall [ILLEGIBLE] substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the

4

form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender such Receipts to the Depositary for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effectuate the foregoing.
     SECTION 5.02. Notice of Amendment to Holders. As notice of the change of the Company’s name has been sent to the Holders of Receipt prior to the date hereof, the Depositary is directed not to send notice of this Amendment to the Holders.
     SECTION 5.03. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liabilities it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein except for any liability or expense arising out of the negligence or bad faith of the Depositary (and any and all of its directors, employees and officers).
     The Depositary agrees to indemnify and hold harmless the Company (and any and all of its directors, employees and officers) for any and all liabilities, it or they may incur arising out of acts performed or omitted by the Depositary negligently or in bad faith.

5

     IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

SK TELECOM CO., LTD.

By: /s/ S.H. Song
Name:	S.H.SONG
Title:	General Manager

CITIBANK, N.A., as Depositary

BY: /s/ S. T. Yang

Name:	S. T. YANG
Title:	Vice President

6

SK TELECOM CO. LTD.
AND
CITIBANK, N.A.,
As Depositary
AND
HOLDERS AND BENEFICIAL OWNERS
FROM TIME TO TIME OF
AMERICAN DEPOSITARY RECEIPTS

Amendment No. 2
to
Deposit Agreement
Dated as of April 24, 2000

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT
          AMENDMENT NO. 2 TO DEPOSIT AGREEMENT, is made as of April 24, 2000 (the “Amendment”), by and among SK TELECOM CO. LTD., a Corporation organized and existing under the Laws of the Republic of Korea (formerly known as “Korea Mobile Telecommunications Corp.”) (the “Company”), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued under the Deposit Agreement as defined below.
WITNESSETH THAT
          WHEREAS, the parties hereto entered into that certain Deposit Agreement, dated as of May 31, 1996, as amended by Amendment No. 1 to Deposit Agreement, dated as of March 15, 1999 (as so amended, the “Deposit Agreement”), for the creation of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;
          WHEREAS, the Company has changed its par value from Won 5,000 per Share (as defined in the Deposit Agreement) to Won 500 per Share and desires to amend the Deposit Agreement to reflect such change;
          WHEREAS, the Company has changed the ratio of Shares to ADSs from one-ninetieth (1/90) of a Share to one (1) ADS to one-ninth (1/9) of a Share to one (1) ADS, and desires to amend the Deposit Agreement to reflect such change; and
          WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein;
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I
DEFINITIONS
          SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.
ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT
          SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the terms “Deposit Agreement” shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, dated as of May 31, 1996, as amended by Amendment No.l, dated as of March 15, 1999 as further amended by this Amendment.
          SECTION 2.02. Change of Par Value. All references made in the Deposit Agreement to a par value of “Won 5,000” shall, as of the Effective Date, refer to a par value of “Won 500.”
          SECTION 2.03. Change of Ratio. All references made in the Deposit Agreement to each American Depositary Share representing one-ninetieth (1/90) of a Share shall, as of the Effective Date, refer to each American Depositary Share representing one-ninth (1/9) of a Share.
ARTICLE III
AMENDMENTS TO THE FORM OF ADR
          SECTION 3.01. Change of par value. Al1 references to the Shares par value of “Won 5,000” made in the ADRs issued and outstanding shall, as of the Effective Date, refer to a par value of “Won 500”.
          SECTION 3.02. Change of ratio. All references to each American Depositary Share representing one-ninetieth (1/90) of a Share made in the ADRs issued and outstanding shall, as of the Effective Date, refer to each American Depositary Share representing one-ninth (1/9) of a Share.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:
(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and
(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Republic of Korea, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of Korea, nor does any stamp or similar tax need to be paid in the Republic of Korea on or in respect of such agreements; and
(c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.
ARTICLE V
MISCELLANEOUS
          SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date (the “Effective Date”).
          SECTION 5.02. New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.
          SECTION 5.03. Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders (i) of the terms of this Amendment, (ii) or the Effective Date of this

Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding ADRs.
          SECTION 5.04. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
          SECTION 5.05. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.
          IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

SK TELECOM CO. LTD.

By:
Name:
Title: Senior Vice President

CITIBANK, N.A., as Depositary

By:
Name:
Title: Vice President

SK TELECOM CO., LTD.
and
CITIBANK, N.A.,
as Depositary
and
All HOLDERS AND BENEFICIAL OWNERS FROM
TIME TO TIME OF AMERICAN DEPOSITARY RECEIPTS

Amendment No. 3
to
Deposit Agreement
Dated as of July 24, 2002

AMENDMENT NO. 3 TO DEPOSIT AGREEMENT
          AMENDMENT NO. 3 TO DEPOSIT AGREEMENT, is made as of July 24, 2002 (the “Amendment”), by and among SK TELECOM CO., LTD., a corporation organized and existing under the laws of The Republic of Korea (the “Company”), CITIBANK, N.A., a national banking association, organized under the laws of the United States of America and acting solely as depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued under the Deposit Agreement.
WITNESSETH THAT
          WHEREAS, the parties hereto entered into that certain Deposit Agreement, dated as of May 31, 1996, as amended by Amendment No. 1, dated as of March 15, 1999, and as further amended by Amendment No. 2, dated as of April 24, 2000 (as so amended, the “Deposit Agreement”), for the creation of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;
          WHEREAS, the Company has changed its agent for service of process and desires to amend the Deposit Agreement to reflect such change; and
          WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein;
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT
          SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, dated as of May 31, 1996, as amended by Amendment No. 1, dated as of March 15, 1999, and by Amendment No. 2, dated as of April 24, 2000, and as further amended by this Amendment.
          SECTION 2.02. Change of Agent for Service of Process. All references made in the Deposit Agreement to KMT International Inc., New York Representative Office, which has an office at 110 East 55th Street, New York, New York 10022, U.S.A., named as authorized agent for service of process for the Company under Section 7.6 of the Deposit Agreement shall, as of the Effective Date (as defined in Section 5.01 hereto), refer to Gary R. Whitaker, SK USA, Inc., which has an office at 400 Kelby Street, 17th Floor, Fort Lee, New Jersey 07024, U.S.A., and such other person as the Company may designate in writing to the Depositary from time to time.
ARTICLE III
FORM OF ADR
          SECTION 3.01. Form of ADR. From and after the Effective Date, the Form of ADR shall be substantially in the form attached hereto as Exhibit A.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:
(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Republic of Korea, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of Korea, nor does any stamp or similar tax need to be paid in the Republic of Korea on or in respect of such agreements; and
(c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.
ARTICLE V
MISCELLANEOUS
          SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date (the “Effective Date”).
          SECTION 5.02. Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders of (i) the terms of this Amendment, (ii) the Effective Date of this Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding ADRs.
          SECTION 5.03. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

SK TELECOM CO., LTD.

By:	/s/ Sung Hae Cho
Name: Sung Hae Cho
Title:	VP

CITIBANK, N.A., as Depositary

By:	Un Suk Ko

Name:	Un Suk Ko
Title:	Vice President